Ernst & Young L.L.P.
                           Fairfax Square, Tower II
                              8075 Leesburg Pike
                            Vienna, Virginia  22187





February 9, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Part II, Item 4 on Form 10-Q dated February 9, 1996 of
The Smithfield Companies, Inc. and are in agreement with the statements contained on Page 8 therein. We have no basis to agree or disagree with other statements of the registrant contained therein or elsewhere in the Form 10-Q.





			                         		/s/  Ernst & Young, L.L.P.